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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and in the headnote under "Selected Consolidated and Combined Financial Data" and to the use of our report dated April 4, 1999 in the Registration Statement on Form S-1 and related Prospectus of Broadband Sports, Inc. dated November 24, 1999 for the registration of its shares of common stock.

                                          /s/ Ernst & Young LLP

Los Angeles, California
November 23, 1999